Exhibit 99.1

Graphic Packaging Holding Company to Sell Augusta Paperboard Manufacturing Facility to Clearwater Paper Corporation

ATLANTA, GA & SPOKANE, WA – February 20, 2024 — Graphic Packaging Holding Company (NYSE:GPK) (“Graphic Packaging”), and Clearwater Paper Corporation (NYSE: CLW) (“Clearwater Paper”), today announced that Graphic Packaging has signed a definitive agreement to sell its Augusta, Georgia bleached paperboard manufacturing facility to Clearwater Paper. The transaction value is approximately $700 million, based on Adjusted EBITDA of approximately $100 million.

“Augusta is an outstanding asset with a great team, which we concluded is a more compelling fit with Clearwater Paper’s strategic growth plans than our own. Bleached paperboard plays a major role in sustainable consumer packaging, and we will continue to service growing foodservice and packaging demand with bleached paperboard from our Texarkana facility,” said Michael Doss, President and Chief Executive Officer of Graphic Packaging.

Clearwater Paper Chief Executive Officer Arsen Kitch added, “Augusta is a great fit with our strategy and improves our position as a premier, independent paperboard supplier to North American converters. I look forward to welcoming the Augusta team to Clearwater Paper as we work together to build a more scaled paperboard business to service our customers.”

The transaction is subject to regulatory approvals and is currently expected to close in the second quarter of 2024. TD Securities is serving as Clearwater Paper’s financial advisor and Pillsbury, Winthrop, Shaw, Pittman LLP is lead transaction counsel for Clearwater and Stoel, Rives LLP is providing environmental counsel. The financial advisor for Graphic Packaging is BofA Securities and Alston & Bird LLP is lead transaction counsel.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, designs and produces consumer packaging that makes a world of difference. An industry leader in innovation, the Company is committed to reducing the environmental footprint of consumer packaging. Graphic Packaging operates a global network of design and manufacturing facilities serving the world’s most widely recognized brands in food, beverage, foodservice, household, and other consumer products. Learn more at www.graphicpkg.com.

About Clearwater Paper Corporation

Clearwater Paper is a premier supplier of private brand tissue products and bleached paperboard. The company’s tissue serves private brand market retail customers including grocery, club, mass merchants, and discount stores. The company’s paperboard operations serve quality-conscious printers and packaging converters, with services that include custom sheeting, slitting, and cutting. Clearwater Paper’s employees build shareholder value by developing strong relationships through quality and service. For additional information on Clearwater Paper, please visit our website at www.clearwaterpaper.com.

Forward-Looking Statements

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction between Clearwater and Graphic Packaging. All statements, other than historical facts, including statements regarding the expected timing and structure of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,”, “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise; (2) the risk that the proposed transaction may not be completed in the time frame expected by the parties, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) the risk that stockholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; and (5) other risk factors as detailed from time to time in the Clearwater’s and Graphic Packaging’s reports filed with the SEC, including their Annual Reports on Form 10-K, periodic quarterly reports on

Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and neither Clearwater nor Graphic Packaging undertake any obligation to update such statements, except as may be required by law.

Contacts at Graphic Packaging

Investors:

Melanie Skijus

Graphic Packaging Holding Company

investor.relations@graphicpkg.com

Media:

Ruth Davila

Graphic Packaging Holding Company

ruth.davila@graphicpkg.com

Contacts at Clearwater Paper

Investors contact:

Sloan Bohlen

Solebury Strategic Communications

509.344.5906

investorinfo@clearwaterpaper.com

Media contact:

Julia Joy

Clearwater Paper Corporation

509.344.5953

julia.joy@clearwaterpaper.com